Exhibit 21.1

List of Direct and Indirect Subsidiaries of Chesapeake Lodging Trust

Chesapeake Lodging, L.P., a Delaware limited partnership

CHSP LLC, a Delaware limited liability company

CHSP Anaheim LLC, a Delaware limited liability company

CHSP Boston LLC, a Delaware limited liability company

CHSP Los Angeles LLC, a Delaware limited liability company

CHSP Newton LLC, a Delaware limited liability company

CHSP TRS LLC, a Delaware limited liability company

CHSP TRS Anaheim LLC, a Delaware limited liability company

CHSP TRS Boston LLC, a Delaware limited liability company

CHSP TRS Los Angeles LLC, a Delaware limited liability company

CHSP TRS Newton LLC, a Delaware limited liability company